Exhibit 107.1

CALCULATION OF FILING FEE TABLES

Form F-1
(Form Type)

Icon Energy Corp.
(Exact Name of Registrant as Specified in its charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(5)
Newly Registered Securities
Fees Previously Paid	Equity	Common Shares, par value $0.001 per share(2)(3)	Rule 457(o)	–	–	$7,187,500	0.0001476	$1,061

Fees Previously Paid	Equity	Representative’s Warrant	457(g)	–	–	–	–	–(4)
Fees Previously Paid	Equity	Common Shares, par value $0.001 per share, issuable upon exercise of the Representative’s Warrant(2)(3)	457(g)	–	–	$545,534	0.0001476	$81(6)
Total Offering Amounts						$7,733,034		$1,142
Total Fees Previously Paid								$1,142(7)
Total Fee Offsets								–
Net Fee Due								$0

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes Common Shares that may be issued upon exercise of a 45-day option granted to the underwriter in this offering to cover over-allotments, if any (the “Overallotment Option”).
(3)
Including related preferred stock purchase rights. Preferred stock purchase rights are not currently separable from the Common Shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares.

(4)	No separate registration fee is required in accordance with Rule 457(g) under the Securities Act.
(5)	Calculated under Section 6(b) of the Securities Act as 0.0001476 times the proposed maximum aggregate offering price.
(6)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrant is exercisable for a number of Common Shares that is equal to up to 6.9% of the number of Common Shares sold in this offering, including shares issuable upon the exercise of the underwriter’s Overallotment Option, at a per share exercise price equal to 110% of the public offering price per share.

(7)	The amount of the registration fee of $1,142 was paid in connection with the initial filing of the registration statement on Form F-1 on May 14, 2024.